                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report included herein dated May 26, 1999 with respect to the balance sheets of iMusic, Inc. as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" in the prospectus.

                                                  /s/ KPMG LLP

Los Angeles, California
August 7, 2000